Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Tania Almond T +1 410.531.4590 tania.almond@grace.com

Grace Provides Additional Preliminary Comments on 2015 Results
COLUMBIA, MD. – Jan. 20, 2016 – W. R. Grace & Co. (NYSE: GRA) announced today that in connection with the debt and equity marketing activities relating to the separation of Grace’s Construction Products segment and its Darex Packaging Technologies business to form GCP Applied Technologies Inc. (GCP), Grace is providing certain additional preliminary full year results before its full earnings release on Thursday, Feb. 11, 2016.

For 2015, Grace’s preliminary net sales are expected to be approximately $3.05 billion. Preliminary 2015 net income is expected to be in the range of $148 million to $153 million, or $2.04 to $2.11 per diluted share. Preliminary Adjusted EBIT is expected to be in the range of $617 million to $619 million, and Adjusted EPS is expected to be in the range of $4.76 to $4.79 per diluted share, in line with the company’s October 22, 2015 outlook.

For 2015, preliminary net sales for Grace Construction Products and Darex Packaging Technologies, the businesses that will be spun off as GCP, are expected to be approximately $1.42 billion on a carve out basis and Adjusted EBITDA is expected to be in the range of $256 million to $262 million, on the same basis.

Non-GAAP Financial Measures

Grace defines Adjusted EBIT (a non-GAAP financial measure) to be net income adjusted for interest income and expense; income taxes; costs related to Chapter 11 and asbestos; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines and certain other investments; and certain other unusual or infrequent items that are not representative of underlying trends.

Grace uses Adjusted EBIT as a performance measure in significant business decisions and in determining certain incentive compensation. Grace uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision making and compensation purposes, and because it better measures the ongoing earnings results of Grace’s strategic and operating decisions by excluding the earnings effects of our Chapter 11 proceedings, asbestos liabilities, restructuring activities, and divested businesses. Adjusted EBIT does not purport to represent income measures as defined under GAAP, and should not be used as alternatives to such measures as an indicator of Grace’s performance. This measure is provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of Grace’s financial results, and to ensure that investors understand the information Grace uses to evaluate the performance of Grace’s businesses.

Grace defines Adjusted Earnings Per Share (EPS) (a non-GAAP financial measure) to be diluted EPS adjusted for costs related to Chapter 11 and asbestos; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets,

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and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines and certain other investments; certain other unusual or infrequent items that are not representative of underlying trends; and certain discrete tax items.

GCP defines Adjusted EBIT (a non-GAAP financial measure) to be net income adjusted for interest income and expense; income taxes; restructuring expenses and asset impairments; repositioning expenses; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to certain product lines and other investments; gains and losses on sales of businesses, product lines, and certain other investments; and certain other unusual or infrequent items that are not representative of underlying trends. GCP defines Adjusted EBITDA (a non-GAAP financial measure) to be Adjusted EBIT adjusted for depreciation and amortization.

GCP uses Adjusted EBIT as a performance measure in significant business decisions and in determining certain incentive compensation. GCP uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision making and compensation purposes, and because it better measures the ongoing earnings results of GCP’s strategic and operating decisions by excluding the earnings effects of GCP’s restructuring activities. Adjusted EBIT and Adjusted EBITDA do not purport to represent income measures as defined under GAAP, and should not be used as alternatives to such measures as an indicator of GCP’s performance. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of GCP’s financial results, and to ensure that investors understand the information GCP uses to evaluate the performance of GCP’s businesses.

GCP is unable to reconcile Adjusted EBITDA to net income because it has not yet completed its financial closing procedures for the year and the quarter ended December 31, 2015.

The preliminary financial data have been prepared by, and are the responsibility of, our management and have been derived from preliminary results of operations and are subject to the completion of our financial closing procedures for these periods. These preliminary results of operations reflect management’s estimates based solely upon information available to it as of the date hereof and are not a comprehensive statement of financial results for the year and the quarter ended December 31, 2015. Accordingly, there is a possibility that actual results will vary materially from these preliminary financial results, and they should not be considered a substitute for the full audited and unaudited financial statements for the year and the quarter ended December 31, 2015, once they become available.

About Grace

Grace is a leading global supplier of catalysts; engineered and packaging materials; and specialty construction chemicals and building materials. The company’s three industry-leading business segments—Grace Catalysts Technologies, Grace Materials Technologies, and Grace Construction Products—provide innovative products, technologies, and services that enhance the products and processes of our customer partners in over 155 countries around the world. Grace employs approximately 6,500 people in over 40 countries and had 2014 net sales of approximately $3.2 billion. More information about Grace is available at www.grace.com.

This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials and energy; the effectiveness of its research and development and growth investments; acquisitions and

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divestitures of assets and gains and losses from dispositions; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's funded and unfunded pension obligations; its legal and environmental proceedings; uncertainties that may delay or negatively impact the separation transaction or cause the separation transaction to not occur at all; uncertainties related to the company’s ability to realize the anticipated benefits of the separation transaction; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel during the period leading up to and following the separation transaction; costs of compliance with environmental regulation; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as the date thereof. Grace undertakes no obligation to publicly release any revision to the projections and forward looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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